First Quarter 2008 Conference Call Script July 30, 2008

Thank you very much. Good morning ladies and gentlemen and welcome to our first quarter 2008 shareholder conference call for SunOpta Inc. I'm joined on this call today by Jeremy Kendall, Chairman of the Board of Directors, John Dietrich, Vice President and Chief Financial Officer and Ben Chhiba, the Company’s Vice President and General Counsel.

Before I begin, I would like to remind listeners that except for the historical information, the matters discussed during this conference call may include forward-looking statements, including statements relating to our operating results that may involve a number of risks and uncertainties that could cause actual results to differ materially. These risk factors are detailed in the Company's filings with the Securities and Exchange Commission.

Please note that our financial results are reported in U.S. dollars, and in accordance with U.S. GAAP. We plan to file our 10-Q for the quarterly period ended March 31, 2008 on July 30, 2008.

For the quarter ended March 31, 2008, the Company achieved its highest ever quarterly revenues realizing its 42nd consecutive quarter of increased revenue growth versus the same quarter in the previous year. Revenues in the first quarter increased by 25.6% to $230.4 million as compared to $183.5 million in the first quarter of 2007. First quarter revenues in the SunOpta Food Group increased 25.6% to $208.9 million versus $166.3 million in Q1 2007, including internal revenue growth of 21.9%. Revenues in Opta Minerals Inc. increased 29.8% to $21.4 million for the quarter and revenues in the SunOpta BioProcess Group declined 81.5% to $132,000 versus $715,000 in 2007. Consolidated internal revenue growth for the quarter was 20.9% reflecting the strong growth opportunities in the markets that we compete.

Based on these results, continued expected internal growth in core operations, and the acquisition of Tradin Organics in April 2008, we can confirm our 2008 revenue guidance of annualized revenues in excess of $1 billion.

Earnings for the quarter were $1,486,000 or $0.02 per diluted common share as compared to 2007 first quarter earnings of $1,055,000 or $0.02 per diluted common share. First quarter 2008 results include professional fees of $1,368,000 related to the Company’s investigation and related activities into the write-down in the SunOpta Fruit Group Berry Operations and the resulting delay in filing Annual Report 10-K for the year ended December 31, 2007. Excluding these professional fees, adjusted earnings for the quarter would have been $2,423,000 or approximately $0.04 per diluted common share, representing an increase in adjusted net earnings of approximately 130% from Q1 2007.

Without the impact of both the one time professional fees and the segment operating loss in the SunOpta Fruit Group’s Berry Operations that we will further discuss in a moment, 2008 adjusted earnings would have been $4,847,000 versus $3,041,000 in Q1 2007, an increase of 59%, representing earnings of approximately $0.08 per diluted common share versus approximately $0.05 per diluted common share in 2007 adjusted on the same basis.

Operating income for the quarter increased by 41.2% to $5.4 million as compared to $3.8 million in Q1 2007. Segment operating income within the SunOpta Food Group increased 64.7% to $6.2 million and segment operating income in Opta Minerals Inc. increased 38.5%. Offsetting these increases were operating losses in the combined SunOpta BioProcess & Corporate segment, largely driven by an increase in costs in this segment of $1,428,000, which includes the impact of the incremental professional fees of $1,368,000 as previously noted. Excluding these professional fees, adjusted operating income would have increased approximately 77% reflecting strong results in the Company’s operations.

The SunOpta Food Group reported segment operating income of $6.2 million versus $3.8 million in Q1 2007, an increase of 64.7%. These results include the impact of $879,000 in increased corporate cost allocations.

The improved segment operating income was driven by strong results in the SunOpta Grains and Foods Group which realized an 86.9% increase in segment operating income due to strong sales and margins of non-GMO and organic grains and grains based ingredients and continued growth in packaged soymilk products.

The SunOpta Ingredients Group realized an increase in segment operating income of 45.4% or $318,000 when compared to the first quarter of 2007 due in most part to stable revenues and margins offset by reduced administrative costs.

The SunOpta Distribution Group realized an increase in segment operating income of 24.1% in the first quarter of 2008 compared to Q1 of 2007, due primarily to continued strong demand for natural and organic grocery and natural health products as well as the impact of cost rationalization initiatives.

Offsetting these improvements was decreased segment operating income in the SunOpta Fruit Group of $1,109,000, of which $718,000 relates to lower results in the Berry Operations as the Group focuses on turnaround efforts resulting from the significant issues in 2007. On a consolidated basis the SunOpta Fruit Group realized a quarterly segment operating loss of ($3,808,000) versus ($2,699,000) in the first quarter of 2007. We expect that results in the SunOpta Fruit Group’s Berry Operations will show continued improvement over the course of the year as 2007 inventories that were written down to net realizable value are sold through and improved pricing and reduced storage costs are realized in hand with the benefits of new management and improved internal processes, all of which will be discussed in a few moments.

Opta Minerals realized segment operating income in the first quarter of $2,004,000 as compared to $1,447,000 in Q1 2007, an increase of 38.5%, driven by strong sales of abrasive products in the U.S. combined with increased sales of magnesium desulphurization products and the 2007 acquisition of Newco, the Company’s industrial minerals operation located in Slovakia.

Segment operating results within the combined SunOpta BioProcess and Corporate Group for the first quarter reflect continued investment and development spending in SunOpta BioProcess as the group works on a number of projects that are expected to utilize its technology in the production of cellulosic ethanol, plus the impact of incremental corporate costs. On a combined basis this segment incurred net costs of approximately $2,834,000 versus $1,406,000 in the first quarter of 2007, an increase of $1,428,000. Included in this increase are the professional fees related to the internal investigation of $1,368,000.

At March 31, 2008, the Company’s balance sheet reflects a current working capital ratio of 1.89 to 1.00, long term debt to equity ratio of 0.40 to 1.00 and total debt to equity ratio of 0.65 to 1.00. The Company has total assets of $578,295,000 and a net book value of $3.98 per outstanding share. The Company has obtained a waiver from its lending syndicate for the quarter ended March 31, 2008 and amendments to certain covenants for the fiscal quarters ended June 30, 2008, September 30, 2008, December 31, 2008 and March 31, 2009

As you are likely aware, early last week we filed our Annual Report on Form 10K for the year ended December 31, 2007 as well as amended 10Q’s for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007. The amended filings were the result of write downs resulting from overstated inventories in the SunOpta Fruit Group Berry Operations. We have completed an analysis of the factors that led to this write down and in doing so have implemented and continue to implement a number of process and internal control improvements designed to enhance ongoing operations.

In addition, the Board of Directors has adopted a number of recommendations as proposed by the Audit Committee. These recommendations include enhanced corporate oversight, strengthening our legal department function, strengthening the Company’s internal audit function, adding more independent directors to the Board of Directors, improved inventory controls, enhanced business integration practices and changes in certain personnel including the transition of the CEO and CFO. We have commenced the implementation of many of these recommendations as well as numerous internal process improvements and much work continues in this regard.

We have recently announced a number of key personnel appointments to our senior management team, all expected to significantly enhance the Company’s operations.

On April 24th we announced the appointment of Tony Tavares to the position of Vice President and Chief Operating Officer, responsible for the SunOpta Fruit Group and global supply chain initiatives. Tony brings over 20 years of progressive food industry experience to this role and will work closely with each of the Food Group operating units with a goal of improving profitability, strategic positioning and return on assets employed. Tony has made good progress to date since he has joined the Company.

On May 15th we announced the appointment of Gerry Watts as the new President of the SunOpta Fruit Group Berry Operations. Gerry comes to us with over 25 years of fruit industry experience and extensive management and operating experience with numerous fruit products. In addition Gerry has extensive business turnaround experience which we believe will be very beneficial as we continue to reposition the Berry Operations for profitable growth. Gerry has made good progress to date, made a number of changes to his management team and has implemented and plans to continue to implement changes required to restore profitability to the Group. We also plan to continue to implement internal process improvements designed to improve our handling of inventories.

And on July 21, 2008, Brian Metler joined the Company in the new position of Vice President, Risk Management and Internal Audit. Brian brings extensive risk management and internal audit experience to the Company and will lead our enhanced risk management and internal audit processes, focusing on the timely identification and resolution of business risks in the rapidly changing environment within which we operate.

These are excellent additions to the SunOpta Senior Management team and we plan for each to play a key role as we continue to move forward.

We plan to file Form 10Q for the period ended March 31, 2008 by no later than July 30, 2008 and anticipate filing our 10Q for the second quarter ended June 30, 2008 by no later than August 11, 2008. With the filing of the first quarter 10Q we will be up to date with our regulatory filings.

The Company continues to realize on its strategy of becoming a major participant in the natural, organic and specialty foods and natural health products sectors. This has been accomplished via a combination of continued internal growth and selective acquisitions and joint ventures.

a) On March 11, 2008 we announced that we had entered into an agreement to establish a joint venture with Colorado Mills LLC ("Colorado Mills") of Lamar Colorado, to build and operate an organic and natural vegetable oil refining facility. The venture will operate as Colorado Sun Oil Processing LLC and will be owned 50% by SunOpta and 50% by Colorado Mills. The processing facility will be located in Lamar, Colorado, adjacent to Colorado Mills’ existing crude oil processing facility, and will be capable of refining approximately 35 million pounds annually of natural and organic sunflower, soybean and canola oils. The refining facility is expected to be operational in the first quarter of 2009 and should add incremental annualized revenues of approximately $10 million, expanding our organic and non-GMO oils business to approaching $20 million in revenues.

b) Further, on April 2, 2008, we announced that we had completed the previously announced acquisition of all of the outstanding shares of Tradin Organics Agriculture ("Tradin") of Amsterdam, a global supplier of a wide variety of globally sourced organic food ingredients including frozen fruits and vegetables, dried fruits, coffee, cocoa, cereals, rice, soy, beans, pulses, seeds, nuts, oils, dairy products, seasonings, sweeteners and more. Tradin’s organic foods sourcing and processing business generates approximately $120 million in annual revenues and complements our broad natural and organic foods platform, sourcing and processing from diverse geographies and serving a global customer base. The combination of these capabilities is expected to lead to further integrated sourcing and processing opportunities around the globe. We are currently working diligently to effectively integrate these operations and leverage the many opportunities that have been identified to expand our business.

We believe that control of organic supply is very important and this has been a key area of strategic focus for SunOpta. Tradin certainly brings a wide range of expertise in this regard and we are most pleased to welcome the management and staff of Tradin to the SunOpta family.

And Opta Minerals Inc. has also continued to focus on expansion and market consolidation opportunities as well.

a) In April 2008 Opta Minerals announced that it had entered into a three year exclusive arrangement for the supply and distribution of staurolite, an abrasive used in steel applications, ship building, bridge cleaning and other loose abrasive applications. This new product has been well received in the market place, and;

b) On July 10th, 2008 Opta Minerals announced that it had acquired 67% of MCP Mg – Serbia SAS, referred to as MCP, a magnesium granule producer located in Romans-sur-Isere, France. MCP produces magnesium based products similar to those produced from existing Company operations in Indiana, Ontario and Slovakia and continues the group’s expansion into Europe. In addition Opta Minerals received an option to acquire the 33% minority interest in MCP plus an option to acquire a related company located in Serbia which produces similar products, under specified terms and conditions.

And 2008 is off to a good start within our operations.

The SunOpta Grains and Foods Group posted an excellent first quarter, realizing $72.6 million in revenues, a 36.8% increase versus the first quarter of 2007. This increase was driven by a combination of increased commodity pricing and increased sales of organic and non GMO grains, grain based ingredients and aseptic and refrigerated soymilk products. Segment operating earnings increased 86.9% to $5.5 million when compared to Q1 of 2007.

Demand for organic grains and grains based ingredients is strong as more and more natural and organic products come to market. We feel we are really well positioned in this regard. Demand for organic soymilk and beverages continues to grow, and we have recently completed the expansion of our Alexandria, Minnesota packaging facility, as well as announced our intention to open a soymilk processing and filling facility in Modesto, California by mid 2009. Just recently the Minnesota facility packaged in excess of 240,000 twelve pack cases in one week or approximately 2.9 million quarts of finished product, a new record for this operation. The California facility will be commissioned in phases, but when complete will approximately double our packaging capacity to between 250 to 300 million quarts and move us into other organic packaged products such as aseptic organic soups. Based on our internal estimates we believe we are now the largest packer of organic aseptic soymilk in North America and continuing to grow with our planned expansions.

We have also recently completed upgrades to the soy concentrate facility we purchased in 2007 in Heuvleton, New York and have shifted a number of east coast based customers to production from this facility.

We have had a good early season harvest of sunflower from the Texas growing region and our traditional mid west sunflower crop appears to be in good condition thus far. The soy and corn crops are two to three weeks behind due to wet weather but the quality to date is good and August will be a key month for these crops and the final yields which will be realized. Many of our growers in the Midwest who were impacted by flooding have benefited from a second seeding and we are hopeful that they will realize a decent harvest this year.

As in most businesses, continued commodity cost increases pose a challenge for us and we are working with our customers to pass pricing along in a timely manner and according to contractual arrangements.

The SunOpta Ingredients Group contributed $16.9 million in revenue in the first quarter, essentially flat year over year. Higher sales of fiber products were offset by lower volumes and pricing on dairy blends and certain non value added contract manufactured products. Quarterly segment operating earnings increased $318,000 or 45.4% as compared to the first quarter of 2007, due primarily to reductions in administrative costs.

The Ingredients Group is working hard on new applications outside of the normal market segments. They have made progress in expanding new applications into meat and dairy products and have recently launched three new internally produced fiber products offering unique functionality versus current offerings. These new fibers are unique to the food industry and provide specific functional characteristics in cracker applications, whole grain bread applications and snack food applications such as increasing total dietary fiber while at the same time providing crunchiness, texture or breakage reduction.

The Group is working to address significant increases in costs which are impacting margins – nothing new for food processors these days - and as a result are working on new lower cost processes while at the same time increasing selling prices as quickly as possible.

The recent flooding in Iowa has had an impact on the business as we were forced to temporarily shut down the Cedar Rapids fiber facility as well as our Louisville fiber facility. Fortunately our operation in Cedar Rapids did not sustain any direct damage and returned to production the week of July 14th after being out of service for 35 days. We have been able to meet customer requirements from safety inventories and were able to get operations back on line before safety inventories were depleted. Our Louisville, Kentucky plant has also been shut down due to tight raw material supplies as one of the key suppliers from Cedar Rapids was shut down due to the flooding. We expect our facility to return to production in early August and expect that we will be able to meet customers’ requirements from safety inventories. We are working with our insurance carriers to quantify costs that will be covered by our business interruption policy.

The SunOpta Fruit Group contributed revenues in the quarter of $49.9 million, an increase of 20.3% over the comparable 2007 period. Internal growth was 8.9% in the quarter, reflecting a change in philosophy in this unit, especially within the Berry Operations where efforts are focused on rationalizing certain customers where margins are not acceptable. Quarterly segment operating income declined $1.1 million to a loss of $3.8 million versus $2.7 million in the first quarter of 2007.

The Group’s Berry Operations remain focused on addressing issues arising from the inventory write downs which occurred in 2007. Results in the Berry Operations for the first quarter include an operating loss of approximately $4.0 million versus a loss of approximately $3.3 million in the first quarter of 2007, reflecting the impact of selling through higher cost inventory from the 2007 season, higher storage costs plus incremental costs associated with the efforts to improve numerous internal processes and attempting to reposition the group for future profitability.

Specific to the Berry Operations, the Group remains focused on implementing new process and internal controls and has made progress in this regard. The Group is also dedicating significant resources to customer and grower relations with an eye to improving these relationships and developing win-win relationships as the business is positioned for profitability. We believe that we can return the Berry Operations to acceptable profit levels over time but expect 2008 to be a year of transition with improved results expected in the second half of the year.

Within the SunOpta Fruit Group operations, the Global Sourcing Group is working hard to integrate the recent acquisition of Tradin Organic Agriculture of Amsterdam. Tradin has recently added a seasoned Vice President of Finance in Amsterdam focused on financial reporting and control. The acquisition of Tradin significantly expands our global organic ingredients sourcing platform and positions SunOpta as a large global player in the provision of organic ingredients. As previously stated we believe that control of supply is strategically very important and Tradin certainly brings a wide range of expertise in this key area. Today we import from approximately 47 countries around the world and sell to approximately 49 countries, and this list is growing. We have transition teams working together to integrate the businesses and execute on a wide range of synergies including leveraging supply capabilities, sale of products to new markets, further development of private label offerings in new markets, and more. We are very pleased with the progress to date. As demand for organic ingredients and organic private label products continue to grow, we feel we are well positioned to meet this need.

The Fruit Group’s Healthy Fruit Snack Operations continue to make progress as they continue with the installation and commissioning of new innovative fruit snack equipment and technology. We believe this is one of a kind technology in the processing of natural and organic fruit snacks, and has positioned the business to provide unique and innovative products to a number of new customers. Year over year revenues increased over 100% in the first quarter and returns from operations showed improvement, but are not yet to the levels anticipated in future periods.

The SunOpta Distribution Group posted an excellent quarter, realizing revenues of $69.5 million versus $54.9 million in the first quarter of 2007, and increase of 26.7%. Internal growth for the period was 24.9%. The increase in revenue was driven by continued strong demand for natural and organic grocery products combined with an increase in product lines and new customer listings. The natural health products sector also realized strong growth due to new product lines, new customer listings and increased distribution capabilities in Western Canada.

Segment operating income increased 24.1% in the quarter to $3.5 million in 2008 versus $2.8 million in the first quarter of 2007. Operating earnings as a percentage of revenue were 5.1% in the quarter, within the Group’s target of 5-6% for this business.

The Group recently completed the expansion of its warehousing operations in Vancouver, consolidating three existing warehouses into a new 100,000 square foot state of the art warehouse, including new warehouse management systems. In addition, the Group has also completed the expansion of freezer capabilities in Central Canada, key to the Groups continued growth. The Group also continues to add new lines to its product offering, including salba, an ancient grain with exceptional health qualities that has been well accepted by the markets.

Good progress has been made in the integration of Neo Nutritionals, the Group’s late 2007 acquisition which expanded their vertically integrated capabilities in the production of natural health products. Neo Nutritionals develops and manufactures a wide range of natural health products in primarily tablet, capsule and powder form and sells these products to both branded natural health products companies and as private label brands for mass market and natural health retailers. These capabilities are very complimentary with existing packaging operations. Since the acquisition we have consolidated production of a number of our own branded products into this operation and this will continue as we work to maximize our return on this investment.

Opta Minerals Inc, for which we own 66.6%, realized $21.4 million in revenue in the first quarter of 2008, a 29.8% increase versus the comparable 2007 period, which represents approximately 9% of SunOpta’s consolidated revenues. The increase in revenue was driven by the July 2007 acquisition of Newco a.s. of Slovakia, the build out of a new production facility in Laval, Quebec, increased revenues of magnesium based products and a net increase in the sales of mill, foundry and abrasive products.

Quarterly segment operating income increased 38.5% to $2.0 million versus $1.4 million in Q1 of 2007, reflecting the increased gross margin on increased sales, offset by increased SG&A and related costs to support business operations.

We are pleased with these results given the tough economic climate in North America. As previously noted, European operations are doing well and Opta continues to expand in this market. In addition, the Company continues to launch a number of new products to the North American and European markets that are being well received. We believe that the previously announced acquisition of MCP will further add to Opta’s growth.

SunOpta BioProcess continues to focus on the development and implementation of its technology in the production of cellulosic ethanol. The Group is working on a number of equipment supply projects and hopes to bring a number of these to close in this fiscal year. In addition, the Group continues to expand its technological base through the addition of new patents and is also heavily involved in the feasibility phase of their joint venture to build a ten million gallon cellulosic ethanol plant with Central Minnesota Ethanol Co-op. This project is currently on schedule and nearing the completion of the first phase of the feasibility schedule.

The new Farm Bill which has now been enacted in the US provides further support for cellulosic ethanol in the form of a $1.01 per gallon producer tax credit plus subsidies of $45 per ton for growers delivering biomass to biofuel producers versus a reduction in the blenders tax credit for starch to ethanol. This Bill is expected to drive further demand for cellulosic ethanol. In addition, as a cellulosic ethanol producer we expect to be benefited by the deteriorating economic and social aspects of food corn to ethanol.

Based on the results of the first quarter we are pleased to reconfirm our preliminary earnings guidance for fiscal 2008 of $0.25 to $0.30 per share before the impact of one time professional fees and severance costs related to the independent investigation and related recommendations and costs attributable to the defence of the class action lawsuits.

In closing we want to once again thank you for your patience in regard to the filing of these financial statements and the events that led to this delay. We have worked diligently to address the issues and as you are aware, we have made a number of changes.

We are fully committed to continuing our efforts to build a strong and vibrant company and plan to communicate with you on a regular basis as we work to move beyond the inventory accounting issues of 2007. We are most fortunate to have a strong and vibrant company with exceptional growth opportunities and a strong balance sheet, supported by a wonderful management team and the support of over 2,200 employees. We are eager to move on and continue our development as a leading player in natural and organic foods in the world.

With that we would like to open the call to questions, but want to remind you that we will not be commenting on the events leading to the restatement or the Audit Committee’s investigation. The events surrounding the restatement are the subject matter of litigation before the courts in Canada and the US and therefore it is not appropriate to comment further at this time.